                  AMENDMENT NO. 1 TO SETTLEMENT AGREEMENT

     This AMENDMENT NO. 1 TO SETTLEMENT AGREEMENT, dated as of
January 16, 1995 (this "Agreement"), between THE COOPER
COMPANIES, INC., a Delaware corporation ("TCC"), and COOPER LIFE
SCIENCES, INC., a Delaware corporation ("CLS"), amends that certain Settlement Agreement, dated June 14, 1993 (the
"Settlement Agreement") between TCC and CLS.


                    R E C I T A L S

          A. CLS has requested that TCC enter into an Amendment No. 2 to Rights Agreement (the "Rights Agreement Amendment"), amending the Rights Agreement, dated as of October 29, 1987, as amended, between TCC and The First National Bank of Boston, a national banking association.

          B.   TCC has agreed to enter into the Rights Agreement
Amendment, subject to the concurrent execution and delivery of this Amendment.

          C. CLS has informed TCC that no person or entity other than Moses Marx and Mel Schnell has reported to CLS, pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, or otherwise, Beneficial Ownership (as such term is defined in the Settlement Agreement) of 20% or more of the outstanding shares of common stock of CLS.

                    A G R E E M E N T

          Section 1.     Amendment of Section 1.1 of the
                         Settlement Agreement

          A.   The definition of "Early Termination Date" in
Section 1.1 of the Settlement Agreement is hereby deleted from the Settlement Agreement.

          B.   The definition of "Stockholder's Agreement
Termination Date" in Section 1.1 of the Settlement Agreement is hereby amended to read in its entirety as follows:

          "Stockholder's Agreement Termination Date" means the earlier of (i) the first date on which CLS Beneficially owns fewer than 1,000,000 TCC Shares (adjusted for stock splits, stock dividends and other recapitalizations) and (ii) the Outside Date.

          C.   The following definition is hereby inserted in
     Section 1.1 of the Settlement Agreement immediately after the definition of the term "Old Preferred":

                    "Outside Date" means October 31, 1996;
               provided, however, that if on or prior to October 31, 1996 any Person (other than Moses Marx or Mel Schnell) becomes the Beneficial Owner of 20% or more of the outstanding shares of common stock of CLS, then the term "Outside Date" shall mean April 30, 1997.

          Section 2.     Counterparts.  This Amendment may be
executed in counterparts, and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

          IN WITNESS WHEREOF, this Amendment has been executed and delivered by the parties hereto as of the date first above written.

                              THE COOPER COMPANIES, INC.


                              By: /s/ Robert S. Holcombe
                                  Name: Robert S. Holcombe
                                  Title: Senior Vice President

                              COOPER LIFE SCIENCES, INC.


                              By: /s/ Mel Schnell
                                  Name: Mel Schnell
                                  Title: President